Exhibit 10.2

Joinder Agreement

The undersigned is executing and delivering this Joinder Agreement pursuant to the Voting Agreement, dated as of July 26, 2021 (as it may be amended, modified, restated or supplemented from time to time, the “Voting Agreement”), by and among (a) Baiju Bhatt and Vladimir Tenev (together, the “Individual Founders”), (b) the Founder Affiliates (as defined in the Voting Agreement) from time to time party thereto and (c) solely for purposes of Sections 3(c), 6, 7, 8 and 9 thereof, Robinhood Markets, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Voting Agreement.

The undersigned hereby acknowledges that it has reviewed and understands the Voting Agreement. By executing and delivering this Joinder Agreement to the Individual Founders and the Company, the undersigned hereby agrees to become a party to, be bound by and comply with the provisions of the Voting Agreement in the same manner as if the undersigned were an original signatory to the Voting Agreement, including the grant of irrevocable proxies by the undersigned pursuant to Section 3 of the Voting Agreement. From and after the undersigned’s execution and delivery of this Joinder Agreement, the undersigned shall be deemed a Founder Affiliate of Baiju Bhatt for all purposes of the Voting Agreement.

Accordingly, the undersigned has executed and deliver this Joinder Agreement as of DECEMBER 13, 2021.

BHATT FAMILY LLC

By:     /s/ Adrienne Sussman
Name:    Adrienne Sussman
Title:    Manager of Bhatt Family LLC